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                            SHURGARD STORAGE CENTERS, INC.
                    EXHIBIT (23.1) - INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-76248 of Shurgard Storage Centers, Inc. on form S-8 of our report dated February 2, 1996, appearing in this Annual Report on Form 10-K of Shurgard Storage Centers, Inc. for the year ended December 31, 1995.

/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Seattle, Washington

March 19, 1996